EXHIBIT 4.12

                                                                 EXECUTION COPY

                                  CONFIRMATION

Date:                   December 13, 2002

To:                     Empresas Tolteca de Mexico, S.A. de C.V. (Counterparty)

Telecopy No.:           (528) 328 7162

Attention:              Rodrigo Trevino

From:                   Citibank, N.A. (Bank)

Telecopy No.:           (212) 723-8674

Transaction Reference Number:  [____________]

The purpose of this communication is to set forth the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (the Transaction) between you and us. This communication constitutes a "Confirmation" as referred to in the Agreement specified below.

1.       Master Agreement

         This Confirmation supplements, forms a part of, and is subject to, the ISDA Master Agreement dated as of December 13, 1999 (as amended and supplemented from time to time, the Agreement), between you and us. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

2.       Incorporation of Terms

         Except as expressly set forth herein and except as the context otherwise requires, the terms of the Transaction (the First Transaction) described in the Confirmation dated December 13, 1999 (the First Confirmation) between Counterparty and Bank, as modified and supplemented and in effect immediately prior to the date hereof and immediately prior to the execution of Amendment No. 2 hereto, are hereby incorporated by reference, notwithstanding the fact that the First Transaction shall be terminated on or prior to the date hereof. In the event of any conflict between the terms of the First Confirmation and this Confirmation, this Confirmation shall prevail.

3.       Certain Terms

         The terms of the particular Transaction to which this Confirmation relates are as follows:

         Trade Date:                December 11, 2002

         Effective Date:            December 13,  2002,  which  shall be the
                                    effective  date  under each of the Group
                                    Confirmations

         Termination Date:          December 12, 2003

         Notional Amount:           USD154,625,513.40

         Forward
         Payment Amount:            USD159,080,246.91  (subject to the "Early
                                    Termination by Counterparty"  provision
                                    below).

         The paragraphs across from the captions "Cemex ADS Purchase Procedures" and "Valenciana Shares Purchase Procedures" in Paragraph 3 of the First Confirmation shall not apply except for purposes of providing definitions for terms used but not defined elsewhere in the First Confirmation.

4.       Additional Payments by Counterparty:

(a) On the Effective Date, Counterparty shall pay to Bank USD70,936,238.67 as a partial prepayment of the Forward Payment Amount (the amount of such payment, the Initial Forward Payment Amount).

(b) On June 13, 2003 (the Intermediate Forward Payment Date), Counterparty shall make an Intermediate Forward Payment to Bank of the Intermediate Forward Payment Amount payable on the Intermediate Forward Payment Date.

5.       Conditions Precedent

         The obligations of the parties under this Confirmation shall be subject to the conditions precedent that

             (i) each "Participant" identified in the Calculation Agency and Interbank Agreement shall have executed and delivered a Confirmation (as described therein); and

            (ii) Bank shall have received:

                  (A) an opinion of Ritch, Heather y Mueller, S.C., as special Mexican counsel to Bank, in form and substance satisfactory to Bank, with respect to the matters addressed in the opinion delivered by such counsel in connection with the First Transaction; and

                  (B) an opinion of Freshfields Bruckhaus Deringer LLP, as special U.S. counsel to Bank, in form and substance satisfactory to Bank, with respect to the matters addressed in the opinion delivered by such counsel in connection with the First Transaction.

6.       Representations and Agreements Annex:

         The Representations and Agreements Annex attached as Exhibit II to the First Confirmation is hereby incorporated into this Confirmation as if set forth in full herein, and the representations contained therein are representations for purposes of Section 3(d) of the Agreement.

7.       Definitions

         For purposes of this Confirmation, the following terms shall have the following meanings:

         Adjusted Forward Payment Amount means the USD amount as determined by the Calculation Agent according to the following formula:

                  PV of    (a - b - c - d)

                  where

                  a = Forward Payment Amount
                  b = USD72,979,899.07(FV1 of the Initial Forward Payment Amount) c = The FV2 of the Intermediate Forward Payment Amount d = Aggregate of all FV2 of the Advanced Forward Payment Amount

         provided that, on and after the Termination Date, the "Adjusted Forward Payment Amount" will be the amount determined by the Calculation Agent to be equal to (a) the Forward Payment Amount less (b) USD72,979,899.07 less (c) the FV2 of the Intermediate Forward Payment Amount less (d) the Aggregate of all FV2 of the Advanced Forward Payment Amount

         Calculation Agency and Interbank Agreement means the Calculation Agency and Interbank Agreement dated as of December 13, 1999 between Empresas Tolteca de Mexico, S.A. de C.V., the Calculation Agent, and each of the banks or other financial institutions party thereto, as amended on December 13, 2002 and as further modified and supplemented and in effect from time to time.

         FV2 means, with respect to any Advanced Forward Payment Amount or Intermediate Forward Payment Amount, the value on the Termination Date that, when discounted to the date of payment of such amount (on a 30/360 basis compounded quarterly) at the Swap Rate, equals such Advanced Forward Payment Amount or such Intermediate Forward Payment Amount, as the case may be. As used in this definition, Swap Rate means, as of any date of payment referred to above, the fixed rate of interest (computed on a 30/360 basis) equivalent, for the period from and including the date of payment of such amount to but excluding the Termination Date, to three-month USD-LIBOR-BBA plus 125 bps (computed on a 30/360 basis compounded quarterly) based upon the zero coupon swap curve in effect on the date of payment of such amount, as determined by the Calculation Agent in accordance with Section 3(b) of the Calculation Agency and Interbank Agreement.

         Intermediate Forward Payment Amount means, with respect to any Intermediate Forward Payment Date, the USD1,196,976.60 (the USD amount as determined by the Calculation Agent according to the following formula:

                  (Notional Amount - Initial Forward Payment
                  Amount)*((1+r/4)^2 - 1)

                  where

                  "r" = the fixed rate of interest (computed on a 30/360 basis) equivalent, for the period from and including the Effective Date to but excluding the Termination Date, to three-month USD LIBOR plus 125 bps (computed on a 30/360 basis compounded quarterly) based upon the zero coupon swap curve in effect on the Effective Date).

         Minimum Advanced Forward Payment Amount means USD2,152,000.00 (the USD amount equal to (i) 2.5% multiplied by (ii) the Forward Payment Amount minus the FV1 of the Initial Forward Payment Amount).

         PV means, with respect to any Valuation Date and any specified amount, the present value of such specified amount, discounted from the Termination Date to such Valuation Date at a discount rate per annum equal to the fixed rate of interest (computed on a 30/360 basis) equivalent, for the period from and including such Valuation Date to but excluding the Termination Date, to three-month USD LIBOR plus 125 bps (computed on a 30/360 basis compounded quarterly) based upon the zero coupon swap curve in effect on such Valuation Date.

         Valuation Dates means each of (i) December 20, 2002 and thereafter the last Business Day of each week up to and including December 12, 2003,
         (ii) any Early Termination Date, (iii) any Voluntary Early Termination Date and (iv) the Termination Date.

8.       Agreement to Deliver Documents:

         For the purpose of Section 4(a)(ii) of the Agreement, each party agrees to deliver the following documents, as applicable:

     -------------------- ------------------------------- --------------------------- ----------------------
     Party required to    Form/Document/                  Date by which to be         Covered by Section
     deliver document     Certificate                     delivered                   3(d) Representation
     -------------------- ------------------------------- --------------------------- ----------------------
     Bank and             Evidence of the authority,      Upon the execution by       Yes
     Counterparty         incumbency and specimen         such party or any Credit
                          signature of each person        Support Provider of this
                          executing any document upon     Confirmation, any Credit
                          behalf of such party or any     Support Document with
                          Credit Support Provider of      respect to such party or
                          such party (including, in the   any other documentation
                          case of Counterparty and each   relating to the Agreement
                          Credit Support Provider,        or any such Credit
                          notarized copies of the         Support Document
                          by-laws of and powers of
                          attorney given by
                          Counterparty or such Credit
                          Support Provider to its
                          officers, as the case may be)
     -------------------- ------------------------------- --------------------------- ----------------------
     Counterparty         Evidence of the appointment     Upon the execution by       Yes
                          of an agent of service of       such party or any Credit
                          process for the Counterparty    Support Provider of this
                          and each Credit Support         Confirmation, any Credit
                          Provider (including copies of   Support Document with
                          appointment and acceptance      respect to such party or
                          letters and powers of           any other documentation
                          attorney (executed in the       relating to the Agreement
                          presence of a Mexican notary)   or any such Credit
                          granted by Counterparty and     Support Document
                          each Credit Support Provider
                          in favor of the process agent)
     -------------------- ------------------------------- --------------------------- ----------------------

     -------------------- ------------------------------- --------------------------- ----------------------
     Counterparty         The Amendment to the Credit     On or prior to the          Yes
                          Support Document with respect   execution by such party
                          to such party specified in      of this Confirmation
                          Paragraph 9 of this
                          Confirmation
     -------------------- ------------------------------- --------------------------- ----------------------
     Bank and             The Amendment to the            On or prior to the          Yes
     Counterparty         Calculation Agency and          execution of this
                          Interbank Agreement             Confirmation
     -------------------- ------------------------------- --------------------------- ----------------------
     Counterparty         Opinion of internal legal       On the Effective Date       Yes
                          counsel of Counterparty and
                          each of its Credit Support
                          Providers, in form and
                          substance satisfactory to
                          Bank, with respect to the
                          matters addressed in the
                          opinion delivered by such
                          counsel in connection with
                          the First Transaction
     -------------------- ------------------------------- --------------------------- ----------------------
     Counterparty         Opinion of Skadden, Arps,       On the Effective Date       No
                          Slate, Meagher & Flom LLP, as
                          counsel to Cemex, in form and
                          substance satisfactory to
                          Bank, with respect to the
                          matters addressed in the
                          opinion delivered by such
                          counsel in connection with
                          the First Transaction
     -------------------- ------------------------------- --------------------------- ----------------------

     -------------------- ------------------------------- --------------------------- ----------------------
     Counterparty         Opinion of Skadden, Arps,       Not later than the tenth    Yes
                          Slate, Meagher & Flom LLP, as   Business Day immediately
                          counsel to Cemex, in form and   succeeding the
                          substance satisfactory to       effectiveness of the
                          Bank, certifying that the       Registration Statement
                          Registration Statement with
                          respect to the Cemex ADS is
                          effective and that no refusal
                          or stop order has been issued
                          by the United States
                          Securities and Exchange
                          Commission
     -------------------- ------------------------------- --------------------------- ----------------------
     Counterparty         Evidence of receipt of any      On or prior to the          Yes
                          necessary Mexican approvals     execution of this
                          by Counterparty and each of     Confirmation
                          its Credit Support Providers
     -------------------- ------------------------------- --------------------------- ----------------------


9.       Credit Support:

         For purposes of this Transaction only, each of Cemex and Cemex Mexico, S.A. de C.V. shall be a Credit Support Provider in relation to Counterparty, and the Guarantee, dated as of December 13, 1999 and amended as of December 13, 2002, made by the Credit Support Providers in favor of Bank shall be a Credit Support Document in relation to Counterparty.

10.      Representations:

         In connection with this Confirmation, the Transaction to which this Confirmation relates and any other documentation relating to the Agreement, each party to this Confirmation (and, with respect to Counterparty, Cemex) makes to the other party the representations and acknowledgements set forth in Paragraph 15 of the First Confirmation. In addition, each party to this Confirmation represents and warrants to the other party to this Confirmation that it is an "eligible contract participant" as such term is defined in Section 1a(12) of the U.S. Commodity Exchange Act.

Counterparty hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing any other information requested herein and immediately returning an executed copy to Luis Miraglia at (212) 723-8674. Hard copies should be returned to 399 Park Avenue, New York, New York 10022.

                                            Yours sincerely,

                                            CITIBANK, N.A.



                                            By: /s/ Kurt Vogt
                                                ------------------------------
                                                Name:  Kurt Vogt
                                                Title:    Managing Director

Confirmed as of the date first above written:

EMPRESAS TOLTECA DE MEXICO, S.A. DE C.V.


By:     /s/ Humberto Moreira
       ---------------------------
       Name:      Humberto Moreira
       Title:     Attorney-in-fact

Acknowledged and Agreed solely for purposes of Paragraphs 2, 6, 9 and 10:

CEMEX, S.A. DE C.V.


By:     /s/ Mario de la Garza
       ---------------------------
       Name:      Mario de la Garza
       Title:     Attorney-in-fact

Acknowledged and Agreed solely for
purposes of Paragraph 9:

CEMEX MEXICO, S.A. de C.V.


By:     /s/ Victor Naranjo
       ---------------------------
       Name:      Victor Naranjo
       Title:     Attorney-in-fact